UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-0131514	95-4246740

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5—Other Events

On August 13, 2003, we sold our light industrial property in Vacaville, CA for $2,100,000 to an unrelated buyer. This property has been largely vacant since August 2001, and completely vacant since October 2002. We estimate we will recognize a gain of approximately $400,000 on the sale; however, we originally purchased this property for $2,735,000 in 1998. In the third quarter of 2001, we wrote the value of the property down by $1,200,000 to $1,500,000 based on an MAI appraisal; the above gain incorporates the write down in 2001.

ITEM 7—Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits – none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC. (Registrant)

Date: August 22, 2003	/S/ CHARLES P. WINGARD
Charles P. Wingard Chief Financial Officer